KEYCORP
2026 EQUITY COMPENSATION PLAN

1.Establishment, Purpose, Duration.
(a)Establishment. KeyCorp (the “Corporation”) establishes this KeyCorp 2026 Equity Compensation Plan (the “Plan”), effective as of May 14, 2026 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Corporation at the 2026 Annual Meeting of Stockholders held on the Effective Date. Definitions of certain capitalized terms used in the Plan are contained in Section 2 of the Plan.
(b)Purpose. The purpose of the Plan is to attract and retain Directors, officers and other key Employees of the Corporation and its Subsidiaries, and to provide those persons with incentives and rewards for superior performance.
(c)Duration. No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board may determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.
(d)Termination of 2019 Plan. If the Corporation’s stockholders approve the Plan at the 2026 Annual Meeting of Stockholders, the Corporation’s 2019 Equity Compensation Plan (the “2019 Plan”) will terminate in its entirety effective upon stockholder approval of the Plan, and no further awards may be granted under the 2019 Plan; provided that all outstanding awards under the 2019 Plan as of the Effective Date will remain outstanding and will be administered and settled in accordance with their terms and the provisions of the 2019 Plan.
2.Definitions. As used in the Plan, the following definitions will apply.
(a)“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted or administered or in which Participants work or reside.
(b)“Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Other Awards granted pursuant to the terms and conditions of the Plan.
(c)“Award Instrument” means either: (i) an agreement, in written or electronic format, entered into by the Corporation and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, in written or electronic format, issued by the Corporation to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant. Acceptance of the Award Instrument by a Participant constitutes agreement to the terms of the Award.
(d)“Beneficial Owner” will have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.
(e)“Board” means the Board of Directors of the Corporation.

(f)“Cause” as a reason for Key’s termination of an Employee’s Continuous Service will have the meaning given to it in any applicable change in control agreement between the Corporation or a Subsidiary and the Employee, any Award Instrument or any other written agreement between Key and the Employee. If no applicable agreement exists or if such agreement does not contain a definition of “Cause”, then “Cause” will mean the occurrence of any of the following prior to the termination of the Employee’s Continuous Service (regardless of whether such occurrence is known to the Corporation at the time of such termination of employment):
(i)the Employee’s willful and continued failure to perform the principal duties of his or her employment (other than any such failure resulting from vacation, authorized leave of absence or incapacity due to injury, accident or disability), as reasonably determined by Key;
(ii)the Employee’s material breach of any agreement, covenant or representation made in any employment or other agreement with Key or a material violation of Key’s internal policies or procedures as are in effect as of the date such violation occurred;
(iii)the Employee’s material violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to Employee or to Key;
(iv)the Employee’s arrest for, conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or any felony of any nature;
(v)the Employee’s failure to obtain or maintain any registration, license or other authorization or approval that the Employee is required to maintain or that Key reasonably believes is required in order for the Employee to perform the Employee’s duties;
(vi)the Employee’s willful failure to execute a directive of the Employee’s supervisor (unless such directive would result in the commission of an act which is illegal or unethical) or commission of an act against the directive of the Employee’s supervisor;
(vii)the Employee commits an act or series of acts of misconduct in the course of the Employee’s employment which is materially detrimental to the financial condition or business reputation of Key, whether as a result of adverse publicity or otherwise;
(viii)Key has been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend the Employee’s employment; or
(ix)the Employee shall have intentionally engaged in Harmful Activity (as defined in Section 20) while the Employee remains in the employ of Key.
(g)“Change of Control” means, unless otherwise provided in the relevant Award Instrument or a Deferred Compensation Plan, the occurrence of any of the events under any of clauses (i), (ii), (iii), or (iv) below. For these purposes, the Corporation will be deemed to have become a subsidiary of another corporation if any other corporation (which term will, for all purposes of this Section 2(g), include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50% or more of the total combined outstanding voting power of all classes of stock of the Corporation or any successor to the Corporation.
(i)A Change of Control will have occurred under this clause (i) if the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and either:
(A)Immediately after giving effect to that transaction, less than 65% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to the transaction, or
(B)Immediately after giving effect to that transaction, individuals who were directors of the Corporation on the day before the first public announcement of (I) the pendency of the transaction or (II) the intention of any person or entity to cause the transaction to occur, cease for any reason to constitute at least 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation.
(ii)A Change of Control will have occurred under this clause (ii) if a tender or exchange offer shall be made and consummated for 35% or more of the outstanding voting stock of the Corporation or any Person is or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as adopted under the Exchange Act, disclosing the acquisition of 35% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any Person.
(iii)A Change of Control will have occurred under this clause (iii) if either:
(A)Without the prior approval, solicitation, invitation, or recommendation of the Board any person or entity makes a public announcement of a bona fide intention (x) to engage in a transaction with the Corporation that, if consummated, would result in a Change Event (as defined below in this clause (iii)), or (y) to “solicit” (as defined in Rule 14a-1 under the Exchange Act) proxies in connection with a proposal that is not approved or recommended by the Board, or
(B)Any person or entity publicly announces a bona fide intention to engage in an election contest relating to the election of directors of the Corporation (pursuant to Regulation 14A, including Rule 14a-11, under the Exchange Act),
(h)AND,
(i)at any time within the 24-month period immediately following the date of the announcement of that intention, individuals who, on the day before that announcement, constituted the directors of the Corporation (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof unless both (x) the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors in office at the time of the election or nomination for election of such new director, and (y) prior to the time that the Incumbent Directors no longer constitute a majority of the Board, the Incumbent Directors then in office, by a vote of at least 75% of their number, reasonably determine in good faith that the change in Board membership that has occurred before the date of that determination and that is anticipated to thereafter occur within the balance of the 24-month period to cause the Incumbent Directors to no longer be a majority of the Board was not caused by or attributable to, in whole or in any significant part, directly or indirectly, proximately or remotely, any event under subclause (A) or (B) of this clause (iii).
(j)For purposes of this clause (iii), the term “Change Event” means any of the events described in the following subclauses (I), (II), or (III) of this clause (iii):
(I)a tender or exchange offer shall be made for 25% or more of the outstanding voting stock of the Corporation or any Person is or becomes the beneficial owner of 25% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the Exchange Act, disclosing the acquisition of 25% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any Person;
(II)the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and, after giving effect to such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such transaction or less than 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation were directors of the Corporation immediately prior to such transaction; or

(k)(III)     there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation.
(i)A Change of Control will have occurred under this clause (iv) if there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation.
(l)“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated and in effect thereunder.
(m)“Committee” means the Compensation and Organization Committee of the Board, or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan, and having such powers in each instance as may be specified by the Board. To the extent required by Applicable Laws, the Committee will consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Common Shares are listed.
(n)“Common Shares” means common shares of the Corporation, with a par value $0.001 per share, or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 17 of the Plan.
(o)“Continuous Service” means the uninterrupted provision of services to Key in any capacity of Employee or Director. Continuous Service will not be considered to be interrupted in the case of (i) any approved leave of absence; (ii) transfers among the Corporation, any Subsidiaries, or any successor entities, in any capacity of Employee or Director; or (iii) any change in status as long as the individual remains in the service of the Corporation, a Subsidiary, or successor of either in any capacity of Employee or Director (except as otherwise provided in such individual’s Award Instrument).
(p)“Corporation” means KeyCorp, an Ohio corporation, and any successor thereto.
(q)“Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant may not be earlier than the date of the resolution and action therein by the Committee to grant such Award. In no event may the Date of Grant be earlier than the Effective Date.
(r)“Deferred Compensation Plan” means the KeyCorp Deferred Savings Plan, the KeyCorp Second Deferred Savings Plan, the KeyCorp Long-Term Incentive Deferral Plan, the KeyCorp Directors’ Deferred Share Sub-Plan and any other plan, agreement or program of the Corporation that may be designated by the Committee, for purposes of this Plan, as a “Deferred Compensation Plan”.
(s)“Director” means any individual who is a member of the Board and who is not an Employee.
(t)“Effective Date” has the meaning given such term in Section 1(a) of the Plan.
(u)“Employee” means any employee of the Corporation or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Laws.
(v)“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder, as such law, rules and regulations may be amended from time to time.
(w)“Fair Market Value” means the value of one Common Share on any relevant date, determined as the closing sale price per Common Share on that date as reported on the New York Stock Exchange or such other principal exchange on which Common Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred.
(x)“Good Reason” will the meaning given to such term in any change in control agreement, Award Instrument or other written agreement between the Corporation and the Employee. If no agreement exists or if such agreement does not contain a definition of “Good Reason”, “Good Reason” will mean the occurrence of any the events listed in clauses (i) through (iv) of this Section 2(t) without the written consent of the Employee, provided that the Employee has provided notice of such event(s) to the Corporation and an opportunity by the Corporation to cure, and the Corporation has failed to effect a cure:
(i)a material reduction in the Employee’s base salary;
(ii)a material reduction in the Employee’s authority, duties, or responsibilities;
(iii)a relocation of the Employee’s principal place of employment to a location more than 50 miles from where such principal place of employment was located; or
(iv)any other action or inaction that constitutes a material breach of the Employee’s terms or conditions of employment.
(y)For purposes of this Section 2(t), the Corporation will be deemed to have had an opportunity to cure and will have failed to effect a cure if the circumstance(s) otherwise constituting Good Reason persists and the Employee has notified the Corporation within 90 calendar days of the material reduction, change, or breach (as the case may be), and the Corporation has not effectuated a cure for such material reduction, change or breach within 30 calendar days following the Employee’s notice of the Good Reason circumstance.
(z)“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.
(aa)“Key” means the Corporation and its Subsidiaries collectively.
(ab)“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.
(ac)“Other Award” means an Award granted pursuant to Section 12 of the Plan.

(ad)“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.
(ae)“Performance Award” has the meaning given such term in Section 15(a).
(af)“Performance Goals” means the performance goal or goals that may be established by the Committee with respect to an Award granted pursuant to the Plan. Any Performance Goals may relate to the performance of the Corporation or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Goals listed in Section 15(a). The Performance Goals may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Corporation may select Performance Goals as compared to various stock market indices. Performance Goals may be stated as a combination of such factors. Any Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.
(ag)“Performance Period” means one or more periods of time, which may be of varying and/or overlapping durations, as the Committee may select, within which the Performance Goals relating to one or more Awards are to be achieved.
(ah)“Performance Shares” means an Award granted pursuant to Section 10 of the Plan that is denominated in Common Shares and contingent upon attainment of one or more Performance Goals over a Performance Period.
(ai)“Performance Units” means a bookkeeping entry that records one or more units with a value equal to $1.00 per unit granted pursuant to Section 10 of the Plan, contingent upon attainment of one or more Performance Goals over a Performance Period.
(aj)“Person” will have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and will include a “group” as defined in Section 13(d) thereof.
(ak)“Plan” means this KeyCorp 2026 Equity Compensation Plan, as amended from time to time.
(al)“Prior Plans” the 2019 Plan and the KeyCorp 2013 Equity Compensation Plan.
(am)“Restricted Shares” means Common Shares granted or sold pursuant to Section 8 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.
(an)“Restricted Share Unit” means a grant or sale of the right to receive Common Shares or cash at the end of a specified restricted period made pursuant to Section 9 of the Plan.
(ao)“SEC” means the United States Securities and Exchange Commission, or any successor thereto.
(ap)“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan.

(aq)“Stock Option” means a right to purchase a Common Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 of the Plan. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.
(ar)“Subsidiary” means: (i) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (ii) for all other purposes under the Plan, any corporation or other entity in which the Corporation owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
(as)“Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity acquired directly or indirectly by the Corporation or with which the Corporation directly or indirectly combines.
(at)“Ten Percent Stockholder” means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Corporation, within the meaning of Section 422 of the Code.
(au)“Termination Under Limited Circumstances” means except as otherwise set forth in the Award Instrument, an Employee’s termination from the Corporation or any Subsidiary under circumstances in which: (i) the Employee enters into an Employment Separation Agreement under (and as defined in) the KeyCorp Separation Pay Plan as in effect at the time of the Employee’s termination, and such Employment Separation Agreement has become effective and irrevocable in accordance with its terms, or (ii) the Employee enters into any other employment separation or letter agreement with the Corporation or any Subsidiary, including, without limitation, a Change of Control Agreement, which provides for separation benefits to the Employee and includes the Employee’s release of legal claims against the Corporation and its Subsidiaries, and such agreement has become effective and irrevocable in accordance with its terms.
(av)“Transferee” means, solely with respect to a Nonqualified Stock Option, any person or entity to which a Participant transfers or assigns all or part of such Nonqualified Stock Option with permission by the Committee, in its sole discretion.
(aw)“2019 Plan” has the meaning given such term in Section 1(d) of the Plan.
(ax)“Voluntary Resignation” means that the Employee has terminated his or her employment with Key by voluntarily resigning at his or her own instance without having been requested to so resign by the Corporation or a Subsidiary, except that any resignation by the Employee will not be deemed to be a Voluntary Resignation if, the Employee terminates his or her employment for Good Reason within two years after the occurrence of a Change of Control.
3.Shares Available Under the Plan.
(a)Shares Available for Awards. The maximum number of Common Shares that may be granted pursuant to Awards under the Plan shall be 24,000,000 Common Shares, all of which may be issued pursuant to Incentive Stock Options, increased by the number of Common Shares authorized for issuance under the 2019 Plan immediately prior to shareholder approval of the Plan on the Effective Date but not subject to outstanding awards granted under the 2019 Plan at that time. Common Shares issued or delivered pursuant to an Award may be authorized but unissued Common Shares, treasury shares, including Common Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Common Shares available for issuance or delivery under the Plan will be subject to adjustment as provided in Section 17 of the Plan.
(b)Share Counting. Except as provided in Section 3(c) of the Plan, the following Common Shares will not count against, or will be added back to, the aggregate share limit in Section 3(a) of the Plan: (i) Common Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated; (ii) Common Shares covered by an award granted under either of the Prior Plans that, after the Effective Date, is forfeited, canceled, surrendered, or otherwise terminated; (iii) Common Shares covered by an Award that is settled only in cash; and (iv) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Common Shares are listed). This Section 3(b) applies to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Code provisions relating to Incentive Stock Options under the Code.
(c)Prohibition of Liberal Share Recycling. Notwithstanding Section 3(b), the following Common Shares subject to an Award may not again be available for grant as described above, regardless of whether those Common Shares are actually issued or delivered to the Participant: (i) Common Shares tendered in payment of the exercise price of a Stock Option; (ii) Common Shares withheld by the Corporation or any Subsidiary to satisfy a tax withholding obligation with respect to an Award; and (iii) Common Shares that are repurchased by the Corporation with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Common Shares, the full number of Common Shares subject to the Award will count against the number of Common Shares available for Awards under the Plan regardless of the number of Common Shares used to settle the Stock Appreciation Right upon exercise.
(d)Limits on Awards to Certain Directors. Notwithstanding any other provision of the Plan to the contrary and except as otherwise provided in this Section 3(d), the aggregate grant date fair value (determined as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single fiscal year, together with the aggregate cash fees paid to such Director during such fiscal year, may not exceed $750,000.
4.Administration of the Plan.
(a)In General. The Plan will be administered by the Committee. Except as otherwise provided by the Board, the Committee will have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: (i) select Award recipients; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or (v) accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; (vi) construe and interpret the Plan and any Award Instrument or other agreement or instrument entered into under the Plan; (vii) establish, amend, or waive rules and regulations for the Plan’s administration; and (viii) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates will be treated hereunder as acts of the Committee with respect to any matters so delegated.
(b)Determinations. The Committee has no obligation to treat Participants or eligible Employees or Directors uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee will be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, stockholders, Directors, Employees, Participants and their estates and beneficiaries.
(c)Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility, or during any time that the Board is acting as administrator of the Plan, it will have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) will include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board will control.
5.Eligibility and Participation. Awards may be granted to Employees and Directors selected by the Committee in its sole discretion. The granting of any Award to a Participant will not entitle that Participant to, nor disqualify the Participant from, participation in any other grant of an Award.
6.Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion.
(a)Award Instrument. Each Stock Option will be evidenced by an Award Instrument that specifies the exercise price, the term of the Stock Option, the number of Common Shares covered by the Stock Option, the conditions upon which the Stock Option will become vested and exercisable and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan. The Award Instrument also will specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Common Shares underlying a Stock Option.
(b)Exercise Price. The exercise price per Common Share of a Stock Option will be determined by the Committee at the time the Stock Option is granted and will be specified in the related Award Instrument; provided, however, that in no event may the exercise price per Common Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the Date of Grant.
(c)Term. The term of a Stock Option will be determined by the Committee and set forth in the related Award Instrument; provided, however, that in no event may the term of any Stock Option exceed ten (10) years from its Date of Grant.
(d)Exercisability. Stock Options will become vested and exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Instrument, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Goals, and (ii) time-based vesting requirements.
(e)Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Instrument, a Stock Option may be exercised for all or any portion of the Common Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Corporation or its designee in a form specified by the Corporation which sets forth the number of Common Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Common Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Instrument: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Common Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in the foregoing clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Corporation will cause the appropriate number of Common Shares to be issued to the Participant.
(f)Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:
(g)(i)    Incentive Stock Options may be granted only to Employees. The terms and conditions of Incentive Stock Options will be subject to and comply with the requirements of Section 422 of the Code.
(h)(ii)    To the extent that the aggregate Fair Market Value of the Common Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option will be treated as a Nonqualified Stock Option.
(i)(iii)    No Incentive Stock Option may be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (A) the exercise price per Common Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Common Share on the Date of Grant, and (B) the term of such Incentive Stock Option will not exceed five (5) years from the Date of Grant.
7.Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion.
(a)Award Instrument. Each Stock Appreciation Right will be evidenced by an Award Instrument that specifies the exercise price, the term of the Stock Appreciation Right, the number of Common Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right will become vested and exercisable and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan. No dividend equivalents may be granted with respect to the Common Shares underlying a Stock Appreciation Right.
(b)Exercise Price. The exercise price per Common Share of a Stock Appreciation Right will be determined by the Committee at the time the Stock Appreciation Right is granted and will be specified in the related Award Instrument; provided, however, that in no event may the exercise price per Common Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the Date of Grant.
(c)Term. The term of a Stock Appreciation Right will be determined by the Committee and set forth in the related Award Instrument; provided, however, that in no event may the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.
(d)Exercisability of Stock Appreciation Rights. A Stock Appreciation Right will become vested and exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Instrument, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Goals, and (ii) time-based vesting requirements.
(e)Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Instrument, a Stock Appreciation Right may be exercised for all or any portion of the Common Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Corporation or its designee in a form specified by the Corporation which sets forth the number of Common Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right will entitle a Participant to an amount equal to (i) the excess of (A) the Fair Market Value of a Common Share on the exercise date over (B) the exercise price per Common Share, multiplied by (ii) the number of Common Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in Common Shares, cash or a combination of Common Shares and cash, as specified by the Committee in the related Award Instrument.
8.Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion.
(a)Award Instrument. Each Restricted Share Award will be evidenced by an Award Instrument that specifies the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan.
(b)Terms, Conditions and Restrictions. The Committee may impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Goals, time-based restrictions or holding requirements or sale restrictions placed on the Restricted Shares by the Corporation upon vesting of such Restricted Shares subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan. Unless otherwise provided in the related Award Instrument or required by Applicable Law, the restrictions imposed on Restricted Shares will lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.
(c)Book Entries. Any Restricted Shares will be registered in book entry format in the name of the Participant, and any such book entry will reflect the restrictions on transfer and vesting conditions applicable to the Restricted Shares until such time as all terms, conditions and/or restrictions applicable to such Restricted Shares have been satisfied or lapse.

(d)Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Instrument, the Participant will be entitled to exercise any voting rights associated with such Restricted Shares; and (iii) the Participant will be entitled to any dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that any dividends with respect to unvested Restricted Shares will be accumulated or deemed reinvested in additional Restricted Shares (as determined by the Committee in its sole discretion and set forth in the applicable Award Instrument), subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Goals) until such Award is earned and vested.
9.Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion.
(a)Award Instrument. Each Restricted Share Unit Award will be evidenced by an Award Instrument that specifies the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units to the Participant, and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan.
(b)Terms, Conditions and Restrictions. The Committee may impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, restrictions based on the achievement of specific Performance Goals or time-based restrictions or holding requirements.
(c)Form of Settlement. Restricted Share Units may be settled in Common Shares, cash or a combination Common Shares and cash, as specified by the Committee in the related Award Instrument.
10.Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, Performance Shares and Performance Units may be granted to Participants in such number or amount, and upon such terms and conditions, as determined by the Committee in its sole discretion.
(a)Award Instrument. Each Award of Performance Shares or Performance Units will be evidenced by an Award Instrument that specifies the number of Performance Shares or Performance Units, the applicable Performance Period and Performance Goals, the time and method of payment of the Award to the Participant, and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan.
(b)Terms, Conditions and Restrictions. The Committee may impose such other terms, conditions and/or restrictions on any Award of Performance Shares or Performance Units as it may deem advisable, including, without limitation, time-based restrictions or holding requirements.
(c)Form of Settlement. Each Award of Performance Shares or Performance Units may be settled in Common Shares, cash or a combination of Common Shares and cash, as specified by the Committee in the related Award Instrument.

11.Other Awards. Subject to the terms and conditions of the Plan, Other Awards may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan. Other Awards are Awards that are valued in whole or in part by reference to, or otherwise based on or related to, Common Shares or factors that may influence the value of Common Shares. Other Awards may be granted in such form as the Committee may determine, including without limitation, unrestricted Common Shares (subject to the limitations of Section 13 of the Plan) or time-based or performance-based units that are settled in Common Shares and/or cash. Cash awards, as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 11. The Committee may grant Other Awards in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property (including Common Shares) under the Plan, a Deferred Compensation Plan or under other plans or compensatory arrangements, subject to such terms as determined by the Committee in a manner that complies with Section 409A of the Code.
(a)Award Instrument. Each Other Award will be evidenced by an Award Instrument that specifies the terms and conditions upon which the Other Award will become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan.
(b)Form of Settlement. An Other Award may be settled in Common Shares, cash or a combination of Common Shares and cash, as specified by the Committee in the related Award Instrument.
12.Dividend Equivalents. Awards granted under the Plan (other than Stock Options and Stock Appreciation Rights) may provide the Participant with dividend equivalents, payable on a contingent basis and either in cash or in additional Common Shares, as determined by the Committee in its sole discretion and set forth in the related Award Instrument; provided, however, that any dividend equivalents with respect to an unvested Award will be either accumulated in cash or deemed reinvested in additional Restricted Share Units or Performance Shares, subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Goals) until such Award is earned and vested. Notwithstanding anything to the contrary herein, no dividend equivalents may be granted under the Plan with respect to the Common Shares underlying any Stock Option or Stock Appreciation Right.
13.Minimum Vesting Provisions. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan may not become vested or exercisable in full any earlier than the first anniversary of the Date of Grant of the Award (excluding, for this purpose, any (a) Substitute Awards, and (b) Awards to Directors that vest in full no later than the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period is not less than 50 weeks after the Date of Grant)); provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the aggregate number of Common Shares authorized for issuance under the Plan pursuant to Section 3(a) of the Plan; and, provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a Change of Control, by the terms of the Award Instrument or otherwise. For purposes of clarity, an Award that vests or becomes exercisable in installments over a period that ends on or after the first anniversary of the Date of

Grant of the Award will be considered to comply with the minimum vesting provisions of this Section 13.
14.Compliance with Section 409A. Awards granted under the Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Instrument will incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Instrument (unless the Award Instrument provides otherwise with specific reference to this Section 14): (a) an Award may not be granted, deferred, accelerated, extended, paid out, settled, substituted, modified or adjusted under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Corporation), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount may be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Corporation intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Corporation does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code, or any other provision of federal, state, local, or non-United States law. The Corporation will not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
15.Performance Goals.
(a)In General. As provided in the Plan, the vesting, exercisability and/or payment of any Award may be conditioned upon the achievement of one or more Performance Goals (any such Award, including any Award of Performance Shares or Performance Units, a “Performance Award”). Any Performance Goals will be based on the achievement of one or more criteria selected by the Committee, in its discretion, which may include, but shall not be limited to, the following:
(i)return measures (e.g., earnings per share, return on equity, return on tangible common equity, return on assets, economic profit added, earnings before or after interest, taxes, depreciation and amortization);
(ii)revenue (e.g., total revenue, gross revenue, net revenue, revenue growth);
(iii)income (e.g., gross income, net income (before or after tax), net income after cost of capital, net interest income, noninterest income, fee income);
(iv)expense factors (e.g., noninterest expense, personnel expense, non-personnel expense, efficiency ratio);
(v)balance sheet measures (e.g., loans, deposits, assets, tangible equity);
(vi)pre provision net revenue;

(vii)operating leverage;
(viii)risk measures (e.g., net charge-offs, nonperforming assets, risk weighted assets, classified assets, criticized assets, allowance for loan and lease losses);
(ix)share price measures (e.g., share price, share price increase, total shareholder return);
(x)capital measures (e.g., common equity tier 1, tangible common equity to tangible assets, risk based capital);
(xi)market capitalization;
(xii)strategic objectives (e.g., branding, mergers and acquisitions, succession management, dynamic market response, expense reduction initiatives, cost savings & synergies, risk management and regulatory compliance);
(xiii)environmental, social and governance measures; and
(xiv)any other criteria selected by the Committee.
(b)Establishment of Performance Goals. With respect to any Performance Award, the Committee will establish in writing the Performance Goals, the Performance Period, and any formula for computing the payout of the Performance Awards. Such terms and conditions will be established in writing during the first ninety days of the applicable Performance Period (or by such other date as may be determined by the Committee, in its discretion).
(c)Certification of Performance. Prior to payment, exercise or vesting of any Performance Award, the Committee will certify in writing whether the applicable Performance Goals and other material terms imposed on such Performance Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Performance Award.
(d)Adjustments. If the Committee determines that a change in the Corporation’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Goals or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.
16.Transferability. Except as otherwise may be determined by the Committee, in its discretion, with respect to a Nonqualified Stock Option, no Award or dividend equivalents paid with respect to any Award may be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive cash, Common Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.
17.Adjustments.
(a)Mandatory Adjustments for Equity Restructuring. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee will cause there to be an equitable adjustment in the number and kind of Common Shares specified in Section 3(a) of the Plan and, with respect to outstanding Awards, in the number and kind of Common Shares subject to outstanding Awards and the exercise price or other price of Common Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants.
(b)Other Discretionary Adjustments. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as the Committee, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced.
(c)In General. The Committee will not make any adjustment pursuant to this Section 17 that would cause an Award to fail to satisfy any applicable requirements of Section 409A. The determination of the Committee as to any adjustment pursuant to this Section 17 will be conclusive and binding on all Participants and any other persons claiming under or through any Participant.
18.Fractional Shares. The Corporation will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractional Common Shares in cash.
19.Withholding Taxes. To the extent required by Applicable Laws, a Participant will be required to satisfy, in a manner satisfactory to the Corporation or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Common Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Corporation and its Subsidiaries will not be required to issue or deliver Common Shares, make any payment, or recognize the transfer or disposition of any Common Shares, until such withholding tax obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Corporation withhold a portion of the Common Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Common Shares previously acquired, in each case having a value (as determined by the Corporation) equal to the amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. In no event will the value of the Common Shares to be withheld or tendered pursuant to this Section 19 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.
20.Harmful Activity. If the Corporation determines that an Employee has engaged in any “Harmful Activity” prior to or within twelve months after termination of employment with Key, then the Corporation may, in its discretion and as may be permitted by state law, provide that (a) any Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Other Awards held by the Employee that have vested, (b) any Profits realized upon the exercise of any Covered Option or SAR and (c) any Profits realized upon the sale of any vested Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Other Awards, on or after one year prior to the termination of employment with Key shall inure to the Corporation. The provisions of the preceding sentence shall not apply in the event that employment with Key terminates within two years after a Change of Control of the Corporation if any of the following have occurred: (i) a relocation of an Employee’s principal place of employment more than 35 miles from an Employee’s principal place of employment immediately prior to the Change of Control, (ii) a reduction in an Employee’s base salary after a Change of Control, or (iii) Employee’s termination of employment as a result of a Termination Under Limited Circumstances. If any vested Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Other Awards or any Profits realized upon the exercise of any Covered Option or SAR or upon the sale of any vested Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Other Awards inure to the benefit of the Corporation in accordance with the first sentence of this paragraph, an Employee shall provide all such forfeited Awards and pay all such Profits to the Corporation within 30 days after receiving notice from the Corporation of its determination pursuant to this Section 20, and all Awards that have not yet vested and all unexercised Covered Options or SARs shall be forfeited and canceled, effective as of the date of such determination by the Corporation (or as of such other date as may be determined by the Corporation). The determination by the Corporation as to whether an Employee engaged in Harmful Activity prior to or within twelve months after termination of employment with Key shall be final and conclusive. Unless otherwise provided in the relevant Award Instrument with specific reference hereto, the provisions of this Section 20 shall apply to all Awards made under the Plan.
21.For purposes of this Plan, “Harmful Activity” shall have occurred if an Employee shall do any one or more of the following: (a) engage in any unfair competition, as specified in any restrictive covenant by and between the Employee and Key, including, but not limited to, the Employee’s Award Instrument or any severance plan maintained by Key that covers the Employee, during the period of restriction specified in the agreement or plan prohibiting the Employee from engaging in such activity; (b) the disclosure of confidential and proprietary information and trade secrets to anyone other than Key, or the use of such information other than in Key’s business, in violation of any covenant not to disclose set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument or any severance plan maintained by Key that covers the Employee, during the period of restriction specified in the agreement or plan prohibiting the Employee from engaging in such activity; (c) the violation of any development and inventions, ownership of works, or similar provision set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument, offer letter, or any severance plan maintained by Key that covers the Employee; or (d) any other activity or occurrence that is defined as Harmful

Activity in the Employee’s Award Instrument or other written agreement between Key and the Employee.
22.For purposes of this Section 20:
23.“Covered Option or SAR” means any Stock Option or SAR granted under this Plan unless the relevant Award Instrument expressly excludes the Stock Option or SAR from the provisions of this Section 20.
24.“Profit” means, (a) with respect to any Covered Option or SAR, the spread between the Fair Market Value of a Common Share on the date of exercise and the Exercise Price or the Base Price, as the case may be, multiplied by the number of Common Shares exercised under the Covered Option or SAR; and (b) with respect to any Restricted Shares, Restricted Share Units, Performance Shares or Performance Units, any profit realized upon the sale of any Common Shares that were acquired upon the vesting of such Awards.
25.Non-U.S. Participants. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Corporation or its Subsidiaries operate or have Employees.
26.Compensation Recovery Policy. Any Award granted to a Participant will be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery or “clawback” policy adopted by the Corporation, including any policy maintained to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or any applicable securities exchange.
27.Change of Control.
(a)In General. Notwithstanding anything in this Plan to the contrary, unless otherwise specified in the relevant Award Instrument, change of control agreement or other written agreement, if, within two years following the date of a Change of Control, an Employee’s Continuous Service terminates for any reason other than a Voluntary Resignation or a termination by Key for Cause, then each Award granted to such Employee prior to the Change of Control that then remains outstanding will be treated as follows:
(i)Any such Stock Options and SARs will become immediately exercisable in full and will remain exercisable during the Extended Period (as defined below);
(ii)The restrictions, conditions or contingencies on any such Restricted Shares and Restricted Share Units will immediately terminate;

(iii)Unless otherwise provided pursuant to a Deferred Compensation Plan, the restrictions, conditions or contingencies on any such Other Awards will immediately terminate; and
(iv)The restrictions, conditions, or contingencies on any such Performance Shares and Performance Units will be modified in such manner as the Committee may specify to give the Employee the benefit of those Performance Shares or Performance Units through the date of termination.
As used in Section 23(a), the term “Extended Period” means the longer of (x) the period that the Stock Option or SAR would otherwise be exercisable in the absence of Section 23(a), or (y) the period ending with the second anniversary of the Employee’s Employment Termination Date; provided, however, that in no event will the Extended Period end any later than the latest possible date by which the Stock Option or SAR could expire under any circumstances in accordance with its original terms.
(b)    Cancellation Right. The Committee may, in its sole discretion and without the consent of any Participant, either by the terms of the Award Instrument applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, provide that any outstanding Award (or a portion thereof) will, upon the occurrence of such Change of Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change of Control) in an amount equal to the excess, if any, of the Fair Market Value of the Common Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Common Share on the date of the Change of Control does not exceed the exercise price per Common Share of the applicable Awards.
28.Amendment, Modification and Termination.
(a)In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Common Shares are listed or any other Applicable Laws shall be effective unless such amendment is approved by the requisite vote of stockholders of the Corporation entitled to vote thereon within the time period required under such applicable listing standard, rule or law.
(b)Adjustments to Outstanding Awards. The Committee may, in its sole discretion and without the consent of any Participant, at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Goals or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.
(c)Prohibition on Repricing Without Stockholder Approval. Except for adjustments made pursuant to Sections 17 or 23 of the Plan, the Committee will not, without the approval of the stockholders of the Corporation, authorize the amendment of any outstanding

Stock Option or Stock Appreciation Right to reduce the exercise price of such Award. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash, without approval of the stockholders of the Corporation, except as provided in Sections 17 or 23 of the Plan. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Corporation. This Section 24(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 17 or 23 of the Plan.
(d)Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 15(d), 17, 23, 24(b) and 26(e) of the Plan, which specifically do not require the consent of Participants), no termination, amendment, suspension, or modification of the Plan or an Award Instrument may adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.
29.Applicable Laws. The obligations of the Corporation with respect to Awards under the Plan will be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Instrument shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
30.Miscellaneous.
(a)Stock Ownership Guidelines. By accepting any Award under the Plan, each Participant shall thereby agree to comply with the terms and conditions of any stock ownership guidelines the Corporation may maintain or establish, as the same may be applicable to the Participant from time to time, including any applicable stock retention requirements thereunder.
(b)Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee, in its discretion, may permit Participants to elect to defer the issuance or delivery of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. Any elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.
(c)No Right of Continued Service. The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor will it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Awards granted under the Plan will not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event will any Award be considered as compensation for, or relating in any way to, past services for the Corporation or any Subsidiary or affiliate.
(d)Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Corporation or any Subsidiary, including without limitation, any specific funds, assets or other property which the Corporation or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant will have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Corporation or any Subsidiary shall be sufficient to pay any benefits to any person.
(e)Severability. If any provision of the Plan or an Award Instrument is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any Applicable Law, as determined by the Committee, such provision will be construed or deemed amended or limited in scope to conform to such Applicable Law or, in the discretion of the Committee, it will be stricken and the remainder of the Plan will remain in full force and effect.
(f)(f)    Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant will be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan, any Award Instrument and any action taken under the Plan by the Committee, the Board or the Corporation, in any case in accordance with the terms and conditions of the Plan.
(g)(g)    Successors. All obligations of the Corporation under the Plan and with respect to Awards granted hereunder will be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Corporation and references to the “Company” herein and in any Award Instruments will be deemed to refer to such successors.
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